NEWS RELEASE
WESCO International, Inc. / 225 West Station Square Drive, Suite 700 / Pittsburgh, PA 15219
Wesco International Reports Fourth Quarter
and Full Year 2025 Results
•Record fourth quarter reported net sales of $6.1 billion, up 10% YOY
–Organic sales up 9% YOY
–Data center sales of $1.2 billion, up ~30% YOY
•Record full-year reported net sales of $23.5 billion, up 8% YOY
–Organic sales up 9% YOY
–Data center sales of $4.3 billion, up ~50% YOY
•Record total company backlog, up 19% YOY
•Full-year 2026 outlook of 5% to 8% reported sales growth, adjusted EBITDA margin of ~6.8% at the mid-point, adjusted diluted EPS of $14.50 to $16.50, and free cash flow of $500 - $800 million
•Plan to increase our annual common stock dividend by over 10% to $2.00 per share
PITTSBURGH, February 10, 2026 /PR Newswire/ -- Wesco International (NYSE: WCC), a leading provider of business-to-business distribution, logistics services and supply chain solutions, announces its results for the fourth quarter and full year 2025.
“We closed out 2025 with positive momentum and again outperformed the market with our leading portfolio of products, services and solutions. Record sales of $23.5 billion were up 8% and increased by double-digits in the second half. Backlog was up 19% to a record level at year end, highlighting the strength of our business, and providing another proof point that Wesco is benefiting from the secular growth trends of AI-driven data centers, increased power generation, and supply chain re-shoring,” said John Engel, Chairman, President and CEO.
Mr. Engel continued, “In the fourth quarter, CSS and EES delivered excellent results. CSS delivered 16% sales growth while expanding adjusted EBITDA margin 90 basis points and EES delivered 9% sales growth with adjusted EBITDA margin up 50 basis points. UBS continued to face ongoing sales and margin challenges with public power customers, while sales to investor owned utilities accelerated in the fourth quarter. Utility backlog increased over 20% at year end, providing a strong set-up for 2026. Adjusted EPS in the quarter was below our expectations, as the continued operating strength in our CSS and EES businesses was more than offset by lower sales and margin in UBS. Additionally, adjusted EPS was impacted to a larger degree by non-operating items, including updated tax positions.”
Mr. Engel continued, “Due to our strong fourth quarter sales, particularly when considering normal seasonality, we increased our investment in working capital which impacted our normal expectation of cash generation in the quarter. We expect to collect cash from our higher receivables balance during the first quarter. We expect much stronger cash generation in 2026 as we continue to make progress on our working capital management initiatives. In the near term, our capital allocation priorities remain focused on debt reduction and stock repurchases to offset annual equity award dilution. We also continue to invest in our tech enabled business transformation and manage an active M&A pipeline.”
Mr. Engel added, “We made excellent progress on our enterprise-wide digitalization efforts in 2025. We advanced our technology and capabilities build and have deployed our new technology stack in pilot locations in each of our three business units. The centerpiece of our new tech stack is a world-class data lake where we’re working to apply AI to improve the efficiency and effectiveness of our business. We were pleased to be recognized by Fortune in their inaugural AI ranking of Fortune 500 companies with a number 10 ranking. Once our digital transformation is completed, we will accelerate our earnings growth through even greater cross-sell, expand our margins through improved pricing and operating cost leverage, and increase our working capital turns by leveraging our single global IT instance.”

Mr. Engel concluded, “Looking ahead in 2026, we expect to continue to outperform the market and deliver mid- to high-single-digit organic sales growth, strong operating leverage and margin expansion, double-digit EPS growth, and improved free cash flow generation. I am pleased to announce that we plan to increase our common stock dividend 10% again this year to $2.00 per share. As the market leader, and with positive momentum building, I’m confident that Wesco will continue to outperform our markets and deliver exceptional value to our customers and shareholders in 2026 and beyond. Finally, I continue to be very proud of our talented and dedicated Wesco team, whose relentless focus on serving customers, advancing our digital transformation agenda, and driving superior execution across our businesses is producing notable results, as we realize our vision of becoming the best tech-enabled supply chain solutions provider in the world.”
Key Financial Highlights

	Three Months Ended December 31			Twelve Months Ended December 31
($ in millions except per share data)	2025 Reported	2024 Reported	Change vs prior year quarter	2025 Reported	2024 Reported	Change vs prior year
GAAP Results
Net sales	$6,068.6	$5,499.7	10.3%	$23,510.9	$21,818.8	7.8%
Selling, general, and administrative expenses	$910.0	$817.3	11.3%	$3,541.4	$3,306.2	7.1%
Operating profit	$324.6	$301.1	7.8%	$1,233.0	$1,223.2	0.8%
Net income attributable to common stockholders	$165.2	$151.0	9.4%	$645.8	$660.2	(2.2)%
Earnings per diluted share	$3.34	$3.03	10.2%	$13.05	$13.05	—%
Operating cash flow	$71.9	$276.6	(74.0)%	$125.0	$1,101.2	(88.6)%
Effective tax rate	26.4%	20.8%	560 basis points	24.9%	24.4%	50 basis points

($ in millions except per share data)	2025 Adjusted	2024 Adjusted	Change vs prior year quarter	2025 Adjusted	2024 Adjusted	Change vs prior year
Non-GAAP Results
Organic sales growth (decline)	9.2%	2.4%	N/A	8.6%	(0.6)%	N/A
Gross profit	$1,286.3	$1,164.0	10.5%	$4,972.0	$4,712.6	5.5%
Gross margin	21.2%	21.2%	0 basis points	21.1%	21.6%	(50) basis points
Adjusted selling, general, and administrative expenses	$899.0	$807.2	11.4%	$3,506.2	$3,246.5	8.0%
Adjusted EBITDA	$408.6	$370.5	10.3%	$1,536.5	$1,509.1	1.8%
Adjusted EBITDA margin	6.7%	6.7%	0 basis points	6.5%	6.9%	(40) basis points
Adjusted net income attributable to common stockholders	$167.9	$157.4	6.7%	$638.9	$618.6	3.3%
Adjusted earnings per diluted share	$3.40	$3.16	7.6%	$12.91	$12.23	5.6%
Free cash flow	$47.2	$268.4	(82.4)%	$53.8	$1,045.2	(94.9)%

Net Sales
•On an organic basis, which removes the impact of the Ascent, LLC (“Ascent”) acquisition and differences in foreign exchange rates, sales for the fourth quarter of 2025 grew by 9.2%. The increase in organic sales reflects volume growth in all three segments (CSS, EES and UBS), as well as a favorable impact from changes in price. Backlog at the end of the fourth quarter of 2025 increased by 19% compared to the end of the fourth quarter of 2024.
•For 2025, organic sales, which removes the impact of the Wesco Integrated Supply (“WIS”) divestiture and Ascent acquisition, differences in foreign exchange rates, and the impact from the number of workdays, grew by 8.6%. The increase in organic sales reflects volume growth in the CSS and EES segments, as well as a favorable impact from changes in price.
Gross Profit and Gross Margin
•Gross margin for the fourth quarter of 2025 remained flat compared to the fourth quarter of 2024.
•The decrease in gross margin for the twelve months ended December 31, 2025 primarily reflects a decrease in gross margin across all three segments, most significantly in the UBS segment due to competitive pressures in the public power market, as well as in the EES and CSS segments driven by large project sales.

Selling, General, and Administrative (“SG&A”) Expenses
•The increase in SG&A expenses for the fourth quarter of 2025 is driven by higher commissions and incentives, higher salaries, higher IT costs, higher transportation costs, and increased costs to operate our facilities. SG&A expenses for the fourth quarter of 2025 include $11.0 million of digital transformation costs, compared to $10.0 million of digital transformation and restructuring costs for the fourth quarter of 2024. Adjusted for these costs, SG&A expenses were 14.8% and 14.7% of net sales for the fourth quarter of 2025 and 2024, respectively.
•The increase in SG&A expenses for 2025 is driven by higher salaries, higher commissions and incentives, increased costs to operate our facilities, higher transportation costs, and higher IT costs, partially offset by the impact of the divestiture of the WIS business. SG&A expenses for 2025 include $35.2 million of digital transformation costs. SG&A expenses for 2024 include $37.0 million of digital transformation and restructuring costs, a $17.8 million loss on abandonment of assets and $4.9 million of excise taxes on excess pension plan assets. Adjusted for these costs, SG&A expenses were 14.9% of net sales for 2025 and 2024.
Adjusted EBITDA and Adjusted EBITDA Margin
•The increase in Adjusted EBITDA for the fourth quarter of 2025 primarily reflects an increase in net sales, partially offset by increases in cost of goods sold, related to large project sales with lower margins, and SG&A expenses as described above.
•The increase in Adjusted EBITDA for 2025 primarily reflects an increase in net sales, partially offset by increases in cost of goods sold, related to large project sales with lower margins, and SG&A expenses as described above.
Effective Tax Rate
•The provision for income taxes was $57.6 million for the fourth quarter of 2025 compared to $43.5 million for the fourth quarter of 2024, resulting in effective tax rates of 26.4% and 20.8%, respectively. The effective tax rate for the quarter ended December 31, 2025 was higher due to higher tax expense related to uncertain tax positions and an increase in valuation allowance against foreign tax credit deferred tax assets.
•The provision for income taxes was $213.4 million for 2025 compared to $231.6 million for the 2024, resulting in effective tax rates of 24.9% and 24.4%, respectively.
Adjusted Earnings Per Diluted Share
•The increase in adjusted earnings per diluted share in the fourth quarter of 2025 primarily reflects the favorable impact of the June 2025 redemption of the Company's 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and the corresponding decrease in preferred dividends, as well as higher adjusted EBITDA. The increase in adjusted earnings per diluted share was offset by a $23.5 million increase in interest expense primarily driven by the issuance of the 2033 Notes and an increase from adjustments for uncertain tax positions, partially offset by lower borrowings and lower interest rates on the Receivables Facility. There was also a positive impact from the reduction in outstanding common shares during the fourth quarter of 2025 as compared to the fourth quarter of 2024.
•The increase in adjusted earnings per diluted share in 2025 primarily reflects the favorable impact of the Series A Preferred Stock redemption and the corresponding decrease in preferred dividends. There was also a positive impact from the reduction in outstanding common shares during 2025 as compared to 2024.
Operating Cash Flow
•Net cash provided by operating activities for the fourth quarter of 2025 totaled $71.9 million compared to $276.6 million in the fourth quarter of 2024. The $204.7 million decrease is primarily driven by a $201.9 million impact from changes in accounts payable, due to the timing of payments to suppliers, as well as a $21.6 million impact from changes in trade accounts receivable, driven primarily by sales growth in all three segments.
•Net cash provided by operating activities for 2025 totaled $125.0 million, compared to $1,101.2 million for 2024. The $976.2 million decrease is primarily driven a $507.3 million impact from changes in trade accounts receivable and a $428.1 million impact from changes in inventories. The impact from trade accounts receivable was primarily due to sales growth in the CSS and EES segments, as well as the timing of receipts from customers as compared to the prior year. The impact from inventories was primarily due to an increase in volume related to growth in large projects as compared to the prior year. These decreases were partially offset by an increase in net income as adjusted for certain non-cash items.
Webcast and Teleconference Access
Wesco will conduct a webcast and teleconference to discuss the fourth quarter and full year 2025 earnings as described in this News Release on Tuesday, February 10, 2026, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at https://investors.wesco.com. The call will be archived on this internet site for seven days.

Wesco International (NYSE: WCC) builds, connects, powers and protects the world. Headquartered in Pittsburgh, Pennsylvania, Wesco is a FORTUNE 500® company with approximately $24 billion in annual sales in 2025 and a leading provider of business-to-business distribution, logistics services and supply chain solutions. Wesco offers a best-in-class product and services portfolio of Electrical and Electronic Solutions, Communications and Security Solutions, and Utility and Broadband Solutions. The Company employs approximately 21,000 people, partners with the industry’s premier suppliers, and serves thousands of customers around the world. With millions of products, end-to-end supply chain services, and significant digital capabilities, Wesco provides innovative solutions to meet customer needs across commercial and industrial businesses, technology companies, telecommunications providers, and utilities. Wesco operates more than 700 sites, including distribution centers, fulfillment centers, and sales offices in approximately 50 countries, providing a local presence for customers and a global network to serve multi-location businesses and global corporations.

Forward-Looking Statements
All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.
Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; evolving impacts from tariffs or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence (AI); risks relating to our use or reliance on AI; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, cybersecurity, competition, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce or AI capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical conflicts and issues, such as the ongoing Middle East and Russia/Ukraine conflicts; the impact of changing and expanding export controls, sanctions, and data localization rules; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission.

Contact Information
Investor Relations	Corporate Communications
Scott Gaffner Senior Vice President, Investor Relations investorrelations@wescodist.com	Jennifer Sniderman Vice President, Corporate Communications 717-579-6603
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31, 2025		December 31, 2024
Net sales	$6,068.6		$5,499.7
Cost of goods sold (excluding depreciation and amortization)	4,782.3	78.8%	4,335.7	78.8%
Selling, general and administrative expenses	910.0	15.0%	817.3	14.9%
Depreciation and amortization	51.7		45.6
Income from operations	324.6	5.3%	301.1	5.5%
Interest expense, net	108.6		85.1
Other (income) expense, net	(2.5)		6.6
Income before income taxes	218.5	3.6%	209.4	3.8%
Provision for income taxes	57.6		43.5
Net income	160.9	2.7%	165.9	3.0%
Less: Net income attributable to noncontrolling interests	1.0		0.5
Net income attributable to WESCO International, Inc.	159.9	2.6%	165.4	3.0%
Plus: Gain on redemption of Series A Preferred Stock	5.3		—
Less: Preferred stock dividends	—		14.4
Net income attributable to common stockholders	$165.2	2.7%	$151.0	2.7%

Earnings per diluted share attributable to common stockholders	$3.34		$3.03
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	49.4		49.8

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended
	December 31, 2025		December 31, 2024
Net sales	$23,510.9		$21,818.8
Cost of goods sold (excluding depreciation and amortization)	18,538.9	78.9%	17,106.2	78.4%
Selling, general and administrative expenses	3,541.4	15.1%	3,306.2	15.2%
Depreciation and amortization	197.6		183.2
Income from operations	1,233.0	5.2%	1,223.2	5.6%
Interest expense, net	386.7		364.9
Other income, net	(9.6)		(92.7)
Income before income taxes	855.9	3.6%	951.0	4.4%
Provision for income taxes	213.4		231.6
Net income	642.5	2.7%	719.4	3.3%
Less: Net income attributable to noncontrolling interests	2.3		1.8
Net income attributable to WESCO International, Inc.	640.2	2.7%	717.6	3.3%
Plus: Gain on redemption of Series A Preferred Stock	32.9		—
Less: Preferred stock dividends	27.3		57.4
Net income attributable to common stockholders	$645.8	2.7%	$660.2	3.0%

Earnings per diluted share attributable to common stockholders	$13.05		$13.05
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	49.5		50.6

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$604.8	$702.6
Trade accounts receivable, net	4,069.6	3,454.4
Inventories	4,008.8	3,501.7
Other current assets	773.0	692.7
Total current assets	9,456.2	8,351.4

Goodwill and intangible assets	5,112.6	5,116.0
Other assets	1,926.1	1,594.0
Total assets	$16,494.9	$15,061.4

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$3,030.5	$2,670.6
Short-term debt and current portion of long-term debt, net	25.0	19.5
Other current liabilities	1,241.3	1,113.9
Total current liabilities	4,296.8	3,804.0

Long-term debt, net	5,756.4	5,045.5
Other noncurrent liabilities	1,415.3	1,246.4
Total liabilities	11,468.5	10,095.9

Stockholders' Equity
Total stockholders' equity	5,026.4	4,965.5
Total liabilities and stockholders' equity	$16,494.9	$15,061.4

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Operating Activities:
Net income	$642.5	$719.4
Add back (deduct):
Depreciation and amortization	197.6	183.2
Gain on divestiture	—	(122.2)
Loss on abandonment of assets	—	17.8
Deferred income taxes	7.4	(39.9)
Change in trade receivables, net	(558.0)	(50.7)
Change in inventories	(446.1)	(18.0)
Change in accounts payable	323.7	329.5
Other, net	(42.1)	82.1
Net cash provided by operating activities	125.0	1,101.2

Investing Activities:
Capital expenditures	(99.8)	(94.7)
Acquisition payments, net of cash acquired	(36.1)	(221.3)
Proceeds from divestiture, net of cash transferred	—	354.9
Other, net	(4.8)	1.5
Net cash (used in) provided by investing activities	(140.7)	40.4

Financing Activities:
Debt borrowings (repayments), net(1)	705.5	(278.3)
Payments for taxes related to net-share settlement of equity awards	(37.2)	(30.9)
Repurchases of common stock	(75.0)	(425.0)
Redemption of preferred stock	(540.3)	—
Payment of common stock dividends	(88.4)	(81.5)
Payment of preferred stock dividends	(27.3)	(57.4)
Other, net	(30.0)	(55.2)
Net cash used in financing activities	(92.7)	(928.3)

Effect of exchange rate changes on cash and cash equivalents	10.6	(34.8)

Net change in cash and cash equivalents	(97.8)	178.5
Cash and cash equivalents at the beginning of the period	702.6	524.1
Cash and cash equivalents at the end of the period	$604.8	$702.6
(1)    The year ended December 31, 2025 includes the issuance of the Company's $800.0 million aggregate principal amount of 6.375% Senior Notes due 2033 (the “2033 Notes”). The proceeds from the issuance of the 2033 Notes were used for the redemption of the Company's Series A Preferred Stock in June 2025 and to repay a portion of the amounts outstanding under the Revolving Credit Facility. The year ended December 31, 2024 includes the issuance of the Company's $900.0 million aggregate principal amount of 6.375% Senior Notes due 2029 (the “2029 Notes”) and the Company's $850.0 million aggregate principal amount of 6.625% Senior Notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the "2029 and 2032 Notes"). The proceeds from the issuance of the 2029 and 2032 Notes were used for the redemption of the Company's $1,500.0 million aggregate principal amount of 7.125% Senior Notes due 2025 (the “2025 Notes”) and for other corporate purposes.

NON-GAAP FINANCIAL MEASURES

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this earnings release includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative expenses, adjusted income from operations, adjusted operating margin, adjusted other non-operating expense (income), adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as digital transformation costs, restructuring costs, cloud computing arrangement amortization, pension settlement cost and excise taxes on excess pension plan assets related to the settlement of the Anixter Inc. Pension Plan, loss on abandonment of assets, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, and the related income tax effects, as well as the gain on the redemption of the Series A Preferred Stock, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)
Organic Sales Growth by Segment - Three Months Ended:

	Three Months Ended		Growth/(Decline)
	December 31, 2025	December 31, 2024	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales

EES(1)	$2,272.9	$2,082.5	9.1%	—%	0.3%	—%	8.8%
CSS(1)	2,424.7	2,087.1	16.2%	1.7%	1.0%	—%	13.5%
UBS	1,371.0	1,330.1	3.1%	—%	—%	—%	3.1%
Total net sales	$6,068.6	$5,499.7	10.3%	0.6%	0.5%	—%	9.2%
(1)    In the first quarter of 2025, a portion of the EES reportable segment was moved to the CSS reportable segment as a result of operational realignment. As a result, the reportable segment information for the three months ended December 31, 2024 has been recast to conform to the current year presentation. The recast does not impact previously report condensed consolidated results.
Organic Sales Growth by Segment - Twelve Months Ended:

	Twelve Months Ended		Growth/(Decline)
	December 31, 2025	December 31, 2024	Reported Sales	Acquisition/Divestiture	Foreign Exchange	Workday	Organic Sales

EES(1)	$8,955.5	$8,391.7	6.7%	—%	(0.4)%	(0.4)%	7.5%
CSS(1)	9,101.0	7,692.1	18.3%	1.9%	0.1%	(0.4)%	16.7%
UBS	5,454.4	5,735.0	(4.9)%	(3.3)%	(0.2)%	(0.4)%	(1.0)%
Total net sales	$23,510.9	$21,818.8	7.8%	(0.2)%	(0.2)%	(0.4)%	8.6%
(1)    In the first quarter of 2025, a portion of the EES reportable segment was moved to the CSS reportable segment as a result of operational realignment. As a result, the reportable segment information for the year ended December 31, 2024 has been recast to conform to the current year presentation. The recast does not impact previously report condensed consolidated results.
Note: Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States. The fourth quarter of 2025 had the same number of workdays as the fourth quarter of 2024, and 2025 had one less workday compared to 2024.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Gross Profit:	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net sales	$6,068.6	$5,499.7	$23,510.9	$21,818.8
Cost of goods sold (excluding depreciation and amortization)	4,782.3	4,335.7	18,538.9	17,106.2
Gross profit	$1,286.3	$1,164.0	$4,972.0	$4,712.6
Gross margin	21.2%	21.2%	21.1%	21.6%
Note: Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Adjusted SG&A Expenses:	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Selling, general and administrative expenses	$910.0	$817.3	$3,541.4	$3,306.2
Digital transformation costs(1)	(11.0)	(7.4)	(35.2)	(24.9)
Restructuring costs(2)	—	(2.6)	—	(12.1)
Loss on abandonment of assets(3)	—	—	—	(17.8)
Excise taxes on excess pension plan assets(4)	—	(0.1)	—	(4.9)
Adjusted selling, general and administrative expenses	$899.0	$807.2	$3,506.2	$3,246.5
% of net sales	14.8%	14.7%	14.9%	14.9%

Adjusted Income from Operations:
Income from operations	$324.6	$301.1	$1,233.0	$1,223.2
Digital transformation costs(1)	11.0	7.4	35.2	24.9
Restructuring costs(2)	—	2.6	—	12.1
Loss on abandonment of assets(3)	—	—	—	17.8
Excise taxes on excess pension plan assets(4)	—	0.1	—	4.9
Adjusted income from operations	$335.6	$311.2	$1,268.2	$1,282.9
Adjusted income from operations margin %	5.5%	5.7%	5.4%	5.9%

Adjusted Other (Income) Expense, net:
Other (income) expense, net	$(2.5)	$6.6	$(9.6)	$(92.7)
Loss on termination of business arrangement(5)	—	0.2	(0.3)	(3.6)
Pension settlement cost(6)	—	0.8	—	(2.5)
Gain on divestiture	—	—	—	122.2
Adjusted other (income) expense, net	$(2.5)	$7.6	$(9.9)	$23.4

Adjusted Provision for Income Taxes:
Provision for income taxes	$57.6	$43.5	$213.4	$231.6
Income tax effect of adjustments to income from operations and other (income) expense, net(7)	3.0	2.7	9.5	(14.8)
Adjusted provision for income taxes	$60.6	$46.2	$222.9	$216.8
(1)    Digital transformation costs include costs associated with certain digital transformation initiatives.
(2)    Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(3)    Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations.
(4)    Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.
(5)    Loss on termination of business arrangement represents the loss recognized as a result of management’s decision to terminate a business arrangement with a third party.
(6)    Pension settlement cost represents expense related to the settlement of the Company’s U.S. pension plan.
(7)    The adjustments to income from operations and other (income) expense, net have been tax effected at rates of 27.1% and 26.6% for the three and twelve months ended December 31, 2025, respectively, and 29.7% and 26.2% for the three and twelve months ended December 31, 2024, respectively.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted Net Income Attributable to Common Stockholders:
Net income attributable to common stockholders	$165.2	$151.0	$645.8	$660.2
Digital transformation costs(1)	11.0	7.4	35.2	24.9
Restructuring costs(2)	—	2.6	—	12.1
Loss on abandonment of assets(3)	—	—	—	17.8
Excise taxes on excess pension plan assets(4)	—	0.1	—	4.9
Gain on divestiture	—	—	—	(122.2)
Loss on termination of business arrangement(5)	—	(0.2)	0.3	3.6
Pension settlement cost(6)	—	(0.8)	—	2.5
Income tax effect of adjustments to income from operations and other (income) expense, net(7)	(3.0)	(2.7)	(9.5)	14.8
Gain on redemption of Series A Preferred Stock	(5.3)	—	(32.9)	—
Adjusted net income attributable to common stockholders	$167.9	$157.4	$638.9	$618.6
(1) Digital transformation costs include costs associated with certain digital transformation initiatives.
(2)    Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(3) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations.
(4)    Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.
(5)    Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party.
(6)    Pension settlement cost represents expense related to the final settlement of the Company's U.S. pension plan. Reduction to pension settlement cost during the three months ended December 31, 2024 represents income as a result of the finalization of the liabilities transferred as part of the settlement of the Company's U.S. pension plan.
(7) The adjustments to income from operations and other (income) expense, net have been tax effected at rates of 27.1% and 26.6% for the three and twelve months ended December 31, 2025, respectively, and 29.7% and 26.2% for the three and twelve months ended December 31, 2024, respectively.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Adjusted Earnings per Diluted Share:	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Adjusted income from operations	$335.6	$311.2	$1,268.2	$1,282.9
Interest expense, net	108.6	85.1	386.7	364.9
Adjusted other (income) expense, net	(2.5)	7.6	(9.9)	23.4
Adjusted income before income taxes	229.5	218.5	891.4	894.6
Adjusted provision for income taxes	60.6	46.2	222.9	216.8
Adjusted net income	168.9	172.3	668.5	677.8
Net income attributable to noncontrolling interests	1.0	0.5	2.3	1.8
Adjusted net income attributable to WESCO International, Inc.	167.9	171.8	666.2	676.0
Preferred stock dividends	—	14.4	27.3	57.4
Adjusted net income attributable to common stockholders	$167.9	$157.4	$638.9	$618.6

Diluted shares	49.4	49.8	49.5	50.6
Adjusted earnings per diluted share	$3.40	$3.16	$12.91	$12.23
Note: For the three and twelve months ended December 31, 2025, SG&A expenses, income from operations, other non-operating expense (income), the provision for income taxes, net income attributable to common stockholders and earnings per diluted share have been adjusted to exclude digital transformation costs, restructuring costs, the loss on termination of business arrangement, and the related income tax effects, and the gain on redemption of the Company's Series A Preferred Stock. For the three and twelve months ended December 31, 2024, SG&A expenses, income from operations, other non-operating (income) expense, the provision for income taxes, net income attributable to common stockholders, and earnings per diluted share have been adjusted to exclude digital transformation costs, the loss on abandonment of assets, restructuring costs, excise taxes on excess pension plan assets, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, pension settlement cost, and the related income tax effects. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2025
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$176.0	$168.1	$122.3	$(301.2)	$165.2
Net income (loss) attributable to noncontrolling interests	0.1	1.0	—	(0.1)	1.0
Gain on redemption of Series A Preferred Stock	—	—	—	(5.3)	(5.3)
Provision for income taxes(1)	—	—	—	57.6	57.6
Interest expense, net(1)	—	—	—	108.6	108.6
Depreciation and amortization	13.3	20.2	9.4	8.8	51.7
EBITDA	$189.4	$189.3	$131.7	$(131.6)	$378.8
Other expense (income), net	3.3	30.7	—	(36.5)	(2.5)
Stock-based compensation expense	1.0	1.3	0.4	8.5	11.2
Digital transformation costs(2)	—	—	—	11.0	11.0
Cloud computing arrangement amortization(3)	—	—	—	10.1	10.1
Adjusted EBITDA	$193.7	$221.3	$132.1	$(138.5)	$408.6
Adjusted EBITDA margin %	8.5%	9.1%	9.6%		6.7%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

	Three Months Ended December 31, 2024
EBITDA and Adjusted EBITDA by Segment:	EES(1)	CSS(1)	UBS	Corporate	Total

Net income attributable to common stockholders	$157.9	$130.9	$135.3	$(273.1)	$151.0
Net income (loss) attributable to noncontrolling interests	0.2	0.4	—	(0.1)	0.5
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes(2)	—	—	—	43.5	43.5
Interest expense, net(2)	—	—	—	85.1	85.1
Depreciation and amortization	11.8	17.7	7.2	8.9	45.6
EBITDA	$169.9	$149.0	$142.5	$(121.3)	$340.1
Other (income) expense, net	(4.6)	21.2	0.8	(10.8)	6.6
Stock-based compensation expense	1.1	1.6	0.8	5.8	9.3
Digital transformation costs(3)	—	—	—	7.4	7.4
Cloud computing arrangement amortization(4)	—	—	—	4.4	4.4
Restructuring costs(5)	—	—	—	2.6	2.6
Excise taxes on excess pension plan assets (6)	—	—	—	0.1	0.1
Adjusted EBITDA	$166.4	$171.8	$144.1	$(111.8)	$370.5
Adjusted EBITDA margin %	8.0%	8.2%	10.8%		6.7%
(1) In the first quarter of 2025, a portion of the EES reportable segment was moved to the CSS reportable segment as a result of operational realignment. As a result, the reportable segment financial information for the three months ended December 31, 2024 has been recast to conform to the current year presentation. The recast does not impact previously reported condensed consolidated results.

(2) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(3) Digital transformation costs include costs associated with certain digital transformation initiatives.
(4) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(5) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(6) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)
Note: EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended December 31, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization. For the three months ended December 31, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, restructuring, and excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Year Ended December 31, 2025
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$646.5	$649.1	$531.0	$(1,180.8)	$645.8
Net income (loss) attributable to noncontrolling interests	0.5	2.9	—	(1.1)	2.3
Gain on redemption of Series A Preferred Stock	—	—	—	(32.9)	(32.9)
Preferred stock dividends	—	—	—	27.3	27.3
Provision for income taxes(1)	—	—	—	213.4	213.4
Interest expense, net(1)	—	—	—	386.7	386.7
Depreciation and amortization	50.5	77.7	32.6	36.8	197.6
EBITDA	$697.5	$729.7	$563.6	$(550.6)	$1,440.2
Other expense (income), net	16.0	64.4	(2.6)	(87.4)	(9.6)
Stock-based compensation expense	4.1	5.3	1.8	29.3	40.5
Digital transformation costs(2)	—	—	—	35.2	35.2
Cloud computing arrangement amortization(3)	—	—	—	30.2	30.2
Adjusted EBITDA	$717.6	$799.4	$562.8	$(543.3)	$1,536.5
Adjusted EBITDA margin %	8.0%	8.8%	10.3%		6.5%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

	Year Ended December 31, 2024
EBITDA and Adjusted EBITDA by Segment:	EES(1)	CSS(1)	UBS	Corporate	Total

Net income attributable to common stockholders	$641.0	$496.8	$733.0	$(1,210.6)	$660.2
Net (loss) income attributable to noncontrolling interests	(1.1)	2.3	—	0.6	1.8
Preferred stock dividends	—	—	—	57.4	57.4
Provision for income taxes(2)	—	—	—	231.6	231.6
Interest expense, net(2)	—	—	—	364.9	364.9
Depreciation and amortization	46.4	71.9	28.5	36.4	183.2
EBITDA	$686.3	$571.0	$761.5	$(519.7)	$1,499.1
Other expense (income), net(3)	9.1	61.2	(121.2)	(41.8)	(92.7)
Stock-based compensation expense	4.4	6.6	3.1	14.8	28.9
Digital transformation costs(4)	—	—	—	24.9	24.9
Loss on abandonment of assets(5)	—	—	—	17.8	17.8
Cloud computing arrangement amortization(6)	—	—	—	14.1	14.1
Restructuring costs(7)	—	—	—	12.1	12.1
Excise taxes on excess pension plan assets(8)	—	—	—	4.9	4.9
Adjusted EBITDA	$699.8	$638.8	$643.4	$(472.9)	$1,509.1
Adjusted EBITDA margin %	8.3%	8.3%	11.2%		6.9%
(1) In the first quarter of 2025, a portion of the EES reportable segment was moved to the CSS reportable segment as a result of operational realignment. As a result, the reportable segment financial information for the year ended December 31, 2024 has been recast to conform to the current year presentation. The recast does not impact previously reported condensed consolidated results.

(2) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(3) Other income for the UBS segment includes the gain on the divestiture of the WIS business.
(4) Digital transformation costs include costs associated with certain digital transformation initiatives.
(5) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operation.

(6) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(7) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(8) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)
Note: EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the year ended December 31, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization and restructuring costs. For the year ended December 31, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, loss on abandonment of assets, cloud computing arrangement amortization, restructuring costs and excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Twelve months ended
Financial Leverage:	December 31, 2025	December 31, 2024

Net income attributable to common stockholders	$645.8	$660.2
Net income attributable to noncontrolling interests	2.3	1.8
Gain on redemption of Series A Preferred Stock	(32.9)	—
Preferred stock dividends	27.3	57.4
Provision for income taxes	213.4	231.6
Interest expense, net	386.7	364.9
Depreciation and amortization	197.6	183.2
EBITDA	$1,440.2	$1,499.1
Other income, net	(9.6)	(92.7)
Stock-based compensation expense	40.5	28.9
Digital transformation costs(1)	35.2	24.9
Cloud computing arrangement amortization(2)	30.2	14.1
Restructuring costs(3)	—	12.1
Loss on abandonment of assets(4)	—	17.8
Excise taxes on excess pension plan assets costs(5)	—	4.9
Adjusted EBITDA	$1,536.5	$1,509.1

	As of
	December 31, 2025	December 31, 2024
Short-term debt and current portion of long-term debt, net	$25.0	$19.5
Long-term debt, net	5,756.4	5,045.5
Debt discount and debt issuance costs(6)	48.0	47.2
Fair value adjustments to the Anixter Senior Notes(6)	—	(0.1)
Total debt	5,829.4	5,112.1
Less: Cash and cash equivalents	604.8	702.6
Total debt, net of cash	$5,224.6	$4,409.5

Financial leverage ratio	3.4	2.9
(1)    Digital transformation costs include costs associated with certain digital transformation initiatives.
(2)    Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.
(3)    Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(4)    Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations.
(5)    Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company’s U.S. pension plan.
(6)    Debt is presented in the Consolidated Balance Sheets net of debt issuance costs and debt discount, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.
Note: Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before other non-operating expense (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, restructuring costs, loss on abandonment of assets, and excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Free Cash Flow:	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Cash flow provided by operations	$71.9	$276.6	$125.0	$1,101.2
Less: Capital expenditures	(44.4)	(24.3)	(99.8)	(94.7)
Add: Other adjustments	19.7	16.1	28.6	38.7
Free cash flow	$47.2	$268.4	$53.8	$1,045.2
% of adjusted net income	27.9%	155.8%	8.0%	154.2%

Note: Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the three and twelve months ended December 31, 2025 and 2024, the Company paid for certain costs related to digital transformation and restructuring. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies.